To the Board of Directors
EuroGas, Inc.



We consent to the use of our report dated March 31, 1998 included in the Registration Statement on Form S-1.

We also consent to the reference of our Firm in the expert section of the Registration Statement.


                                     /s/ Hansen, Barnett & Maxwell

                                     HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
September 8, 1998